Exhibit 23.03

February 8, 2013

West Corporation

11808 Miracle Hills Drive

Omaha, Nebraska 68154

Attention:	David C. Mussman
Executive Vice President, Secretary and General Counsel

Dear Mr. Mussman:

We hereby consent to the inclusion in the Registration Statement on Form S-1 of West Corporation (“West”) for the registration of shares of its common stock (together with any amendments thereto (the “Registration Statement”) of references to our firm and to our valuation analyses with respect to the common stock of West.

Sincerely,

Corporate Valuation Advisors, Inc.

/s/ James W. Volkman

James W. Volkman, ASA

Managing Director

MILWAUKEE	CHICAGO	NEW YORK	PHOENIX	PHILADELPHIA